3Q2025
Supplemental Information
FURNISHED AS OF OCTOBER 30, 2025 - UNAUDITED

FORWARD LOOKING STATEMENTS & RISK FACTORS

This Supplemental Information report contains disclosures that are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Table of Contents

4	Highlights
7	Salient Facts
8	Corporate Information
9	Balance Sheet
10	Statements of Income
11	FFO, Normalized FFO, & FAD
12	Capital Funding & Commitments
13	Debt Metrics
14	Debt Covenants & Liquidity
15	JV and Disposition Activity
16	Joint Ventures
17	Re/development Activity
18	Portfolio
19	Health Systems
20	MOB Proximity to Hospital
21	Lease Maturity & Occupancy
22	Leasing Statistics
23	Same Store
25	NOI Reconciliations
27	EBITDA Reconciliations
28	Components of Net Asset Value
29	2025 Guidance

HEALTHCARE REALTY	3Q 2025 SUPPLEMENTAL INFORMATION 3

Highlights

HEALTHCARE REALTY REPORTS THIRD QUARTER 2025 RESULTS
NASHVILLE, Tennessee, October 30, 2025 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2025.

THIRD QUARTER 2025 HIGHLIGHTS
•GAAP Net Loss of $(0.17) per share, NAREIT FFO of $0.34 per share, Normalized FFO of $0.41 per share, and FAD of $116.9 million (payout ratio of 73%)
•Same store cash NOI growth of +5.4% was driven by 90 basis points of occupancy increase and tenant retention of 88.6% with +3.9% cash leasing spreads
•Increased 2025 guidance for Normalized FFO per share to $1.59 - $1.61 and same store cash NOI growth to 4.00% - 4.75%
•Third quarter lease executions totaled 1.6 million square feet including 441,000 square feet of new lease executions
•During the third quarter and through October, completed asset sales of $404 million through 15 separate transactions
◦YTD sales total $486 million at a blended 6.5% cap rate
◦Approximately $700 million of additional sales are under contract or LOI
•Run-rate Net Debt to Adjusted EBITDA of 5.8x; anticipated to be between 5.4x and 5.7x by year end

THIRD QUARTER 2025 RESULTS

	THREE MONTHS ENDED
	SEPTEMBER 30, 2025		SEPTEMBER 30, 2024
(in thousands, except per share amounts)	AMOUNT	PER SHARE	AMOUNT	PER SHARE
GAAP Net loss	$(57,738)	$(0.17)	$(93,023)	$(0.26)
NAREIT FFO, diluted	$118,922	$0.34	$77,288	$0.21
Normalized FFO, diluted	$145,340	$0.41	$142,049	$0.39

LEASING ACTIVITY
During the third quarter, the Company executed 333 new and renewal leases for 1.6 million square feet.
•Weighted average lease term was 5.8 years with an average annual escalator of 3.1%.
•Health system leasing comprised approximately 48% of our signed lease volume in the quarter.
Key leasing highlights:
•Memphis, TN. 21,000 square foot new lease with our health system partner, Baptist Memorial Health, taking our on-campus building to 100% leased
•Dallas, TX. 19,000 square foot new lease with a premier national healthcare service provider on a Baylor Scott & White Health campus, increasing the building to approximately 100% leased
•Fort Worth, TX. 18,000 square foot new lease with Baylor Scott & White Health in our recently delivered development on their growing downtown campus bringing total building leased percentage to 72%
•Seattle, WA. 25,000 square foot renewal in our fully occupied on-campus building on Multicare's Overlake Medical Center in the Bellevue submarket representing a 22% cash leasing spread

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 4

Highlights

CAPITAL ALLOCATION
Dispositions
During the third quarter and through October, the Company made further progress on its previously identified disposition portfolio through 15 different transactions for a total of $404 million. A summary of the significant sale transactions is as follows:
•Columbus, OH. Monetization of three off-campus MOBs sold to the affiliated health system for $34 million
•Milwaukee, WI. Strategic market exit of Milwaukee MSA with the $60 million sale of two MOBs to the affiliated health system
•Chicago, IL. Reduced exposure to this non-core market through the sale of an off campus property to a health system for $19 million
•Tampa, FL. Opportunistic sale of a fully stabilized asset to the affiliated health system at premium valuation of $22 million
•Dallas, TX. Sale of four on-campus properties to the affiliated health system for $59 million in conjunction with securing material new and renewal lease executions
•Richmond, VA. The Company is under contract to sell its six, fully-leased MOBs in the Richmond, VA MSA for $171 million, harvesting full value at attractive market pricing. The sale would represent a full exit from Richmond, where we have observed few future growth opportunities. Due diligence has expired, and the transaction is expected to close in the fourth quarter, subject to customary closing conditions

Development and Redevelopment
During the third quarter, the Company made significant progress on its development and redevelopment pipeline, advancing several key projects across major markets. Highlights include:
•Fort Worth, TX. Recently delivered our 101,000 square foot, $48 million development that is currently 72% leased. This building represents our third on Baylor Scott & White’s All Saints campus
•Seattle, WA. Located in the dense Northgate submarket where the Company owns three fully-leased properties on and adjacent to the UW Medical Center - Northwest campus. The $13.6 million redevelopment will transform this building into a modern outpatient facility to drive occupancy and rent growth
•Denver, CO. Part of a three-MOB portfolio located adjacent to the growing UCHealth Highlands Ranch Hospital campus in the Highlands Ranch submarket. The $7.3 million redevelopment of this mixed-use outpatient campus will allow the Company to upgrade to modern clinical suites at superior rental rates
•Charlotte, NC. The Company's third medical conversion project in the growing Huntersville submarket. The $19.2 million redevelopment will capture growth from the adjacent Novant Huntersville hospital

Balance Sheet
Debt paydown from asset sales has decreased run-rate Net Debt to Adjusted EBITDA to 5.8x. By year-end, Net Debt to Adjusted EBITDA is anticipated to be between 5.4x - 5.7x. Through October and inclusive of asset sales, the Company has approximately $1.3 billion of liquidity.
In October, the Company fully repaid the $151 million term loan due May 2027.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 5

Highlights

DIVIDEND
The Board unanimously approved a common stock dividend in the amount of $0.24 per share to be paid on November 21, 2025, to Class A common stockholders of record on November 11, 2025. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.24 per unit, equivalent to the Company's Class A common stock dividend.

GUIDANCE
The Company increased its Normalized FFO per share and Same Store Cash NOI growth guidance, as outlined below, as well as updated the guidance provided on page 29 of the Supplemental Information:

	EXPECTED 2025
	PRIOR		CURRENT		ACTUAL
	LOW	HIGH	LOW	HIGH	3Q 2025	YTD
Earnings per share	$(0.78)	$(0.73)	$(0.86)	$(0.81)	$(0.17)	$(0.75)
NAREIT FFO per share	$1.42	$1.46	$1.39	$1.41	$0.34	$1.02
Normalized FFO per share	$1.57	$1.61	$1.59	$1.61	$0.41	$1.20
Same Store Cash NOI growth	3.25%	4.00%	4.00%	4.75%	5.4%	4.6%
The 2025 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

EARNINGS CALL
On Friday, October 31, 2025, at 9:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
Live Conference Call Access Details:
•Domestic Dial-In Number: +1 800-715-9871 access code 4950066;
•All Other Locations: +1 646-307-1963 access code 4950066.
Replay Information:
•Domestic Dial-In Number: +1 800-770-2030 access code 4950066;
•All Other Locations: +1 609-800-9909 access code 4950066.

ABOUT HEALTHCARE REALTY
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest, pure-play owner, operator and developer of medical outpatient buildings in the United States.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 6

Salient Facts [1]

Properties

579 properties totaling 33.6M SF
52 markets in 28 states
65% of NOI in Top 15 Markets

Capitalization

$11.1B enterprise value as of 9/30/25
$6.4B market capitalization as of 9/30/25
355.9M shares/units outstanding as of 9/30/25
354.7M diluted WA shares outstanding
BBB/Baa2 S&P/Moody's
42.0% net debt to enterprise value at 9/30/25
5.8x run rate net debt to adjusted EBITDA

1Includes properties held in joint ventures.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 7

Corporate Information

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As of September 30, 2025, the Company was invested in 579 real estate properties in 28 states totaling 33.6 million square feet and had an enterprise value of approximately $11.1 billion, defined as equity market capitalization plus the principal amount of debt less cash.

EXECUTIVE OFFICERS

Peter A. Scott
President and Chief Executive Officer

Ryan E. Crowley
Executive Vice President and Chief Investment Officer

Austen B. Helfrich
Executive Vice President and Chief Financial Officer

Robert E. Hull
Executive Vice President and Chief Operating Officer

Andrew E. Loope
Executive Vice President, General Counsel and Secretary

ANALYST COVERAGE

BMO Capital Markets	Jefferies LLC
BTIG, LLC	KeyBanc Capital Markets Inc.
Cantor Fitzgerald & Co.	Raymond James & Associates
Citi Research	RBC Capital Markets
Deutsche Bank Securities	Scotiabank
Green Street Advisors, Inc.	Wells Fargo Securities, LLC
J.P. Morgan Securities LLC

BOARD OF DIRECTORS

Thomas N. Bohjalian
Chairman, Healthcare Realty Trust Incorporated
Retired Head of U.S Real Estate, Cohen & Steers

Peter A. Scott
President and Chief Executive Officer
Healthcare Realty Trust Incorporated

David B. Henry
Retired Vice Chairman and Chief Executive Officer
Kimco Realty Corporation

Jay P. Leupp
Managing Partner and Senior Portfolio Manager
Terra Firma Asset Management, LLC

Constance B. Moore
Retired President and CEO
BRE Properties, Inc.

Glenn J. Rufrano
Executive Chairman
PREIT

Donald C. Wood
Chief Executive Officer
Federal Realty Investment Trust

David R. Emery (1944-2019)
Chairman Emeritus
Healthcare Realty Trust Incorporated

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 8

Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Real estate properties
Land	$1,066,616	$1,105,231	$1,134,635	$1,143,468	$1,195,116
Buildings and improvements	8,557,270	9,199,089	9,729,912	9,707,066	10,074,504
Lease intangibles	504,309	567,244	631,864	664,867	718,343
Personal property	6,854	6,944	9,938	9,909	9,246
Investment in financing receivables, net	123,346	124,134	123,813	123,671	123,045
Financing lease right-of-use assets	75,462	76,574	76,958	77,343	77,728
Construction in progress	—	40,421	35,101	31,978	125,944
Land held for development	57,203	49,110	52,408	52,408	52,408
Total real estate investments	10,391,060	11,168,747	11,794,629	11,810,710	12,376,334
Less accumulated depreciation and amortization	(2,381,297)	(2,494,169)	(2,583,819)	(2,483,656)	(2,478,544)
Total real estate investments, net	8,009,763	8,674,578	9,210,810	9,327,054	9,897,790
Cash and cash equivalents	43,345	25,507	25,722	68,916	22,801
Assets held for sale, net	604,747	358,207	6,635	12,897	156,218
Operating lease right-of-use assets	209,291	243,910	259,764	261,438	259,013
Investments in unconsolidated joint ventures	458,627	463,430	470,418	473,122	417,084
Other assets, net [1]	533,874	469,940	522,920	507,496	491,679
Total assets	$9,859,647	$10,235,572	$10,496,269	$10,650,923	$11,244,585

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND STOCKHOLDERS' EQUITY
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Liabilities
Notes and bonds payable	$4,485,706	$4,694,391	$4,732,618	$4,662,771	$4,957,796
Accounts payable and accrued liabilities	173,784	194,076	144,855	222,510	197,428
Liabilities of properties held for sale	69,808	30,278	422	1,283	7,919
Operating lease liabilities	166,231	203,678	224,117	224,499	229,925
Financing lease liabilities	72,654	73,019	72,585	72,346	71,887
Other liabilities	146,618	158,704	174,830	161,640	180,283
Total liabilities	5,114,801	5,354,146	5,349,427	5,345,049	5,645,238

Redeemable non-controlling interests	4,332	4,332	4,627	4,778	3,875

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,516	3,516	3,510	3,505	3,558
Additional paid-in capital	9,134,486	9,129,338	9,121,269	9,118,229	9,198,004
Accumulated other comprehensive (loss) income	(6,461)	(9,185)	(7,206)	(1,168)	(16,963)
Cumulative net income attributable to common stockholders	113,847	171,585	329,436	374,309	481,155
Cumulative dividends	(4,562,454)	(4,477,940)	(4,368,739)	(4,260,014)	(4,150,328)
Total stockholders' equity	4,682,934	4,817,314	5,078,270	5,234,861	5,515,426
Non-controlling interest	57,580	59,780	63,945	66,235	80,046
Total equity	4,740,514	4,877,094	5,142,215	5,301,096	5,595,472
Total liabilities, redeemable non-controlling interests, and stockholders' equity	$9,859,647	$10,235,572	$10,496,269	$10,650,923	$11,244,585

1. 3Q 2025 Other assets, net includes $55.7 million of proceeds held in a cash escrow account from a portfolio disposition that closed on September 30, 2025 and was received by the Company on October 1, 2025.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 9

Statements of Income
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Revenues
Rental income	$287,399	$287,070	$288,857	$300,065	$306,499
Interest income	3,480	3,449	3,731	4,076	3,904
Other operating	6,886	6,983	6,389	5,625	5,020
	297,765	297,502	298,977	309,766	315,423
Expenses
Property operating	113,456	109,924	114,963	114,415	120,232
General and administrative	21,771	23,482	13,530	34,208	20,124
Normalizing items [1]	(12,046)	(10,302)	(502)	(22,991)	(6,861)
Normalized general and administrative	9,725	13,180	13,028	11,217	13,263
Transaction costs	125	593	1,011	1,577	719
Depreciation and amortization	137,841	147,749	150,969	160,330	163,226
	273,193	281,748	280,473	310,530	304,301
Other income (expense)
Interest expense before merger-related fair value	(41,927)	(42,766)	(44,366)	(47,951)	(50,465)
Merger-related fair value adjustment	(10,715)	(10,580)	(10,446)	(10,314)	(10,184)
Interest expense	(52,642)	(53,346)	(54,812)	(58,265)	(60,649)
Gain on sales of real estate properties and other assets	76,771	20,004	2,904	32,082	39,310
Loss on extinguishment of debt	(286)	—	—	(237)	—
Impairment of real estate assets and credit loss reserves	(104,362)	(142,348)	(12,081)	(81,098)	(84,394)
Equity income (loss) from unconsolidated joint ventures	287	158	1	224	208
Interest and other income (expense), net	(2,884)	(366)	95	(154)	(132)
	(83,116)	(175,898)	(63,893)	(107,448)	(105,657)
Net loss	$(58,544)	$(160,144)	$(45,389)	$(108,212)	$(94,535)
Net loss attributable to non-controlling interests	806	2,293	516	1,366	1,512
Net loss attributable to common stockholders	$(57,738)	$(157,851)	$(44,873)	$(106,846)	$(93,023)

Basic earnings per common share	$(0.17)	$(0.45)	$(0.13)	$(0.31)	$(0.26)
Diluted earnings per common share	$(0.17)	$(0.45)	$(0.13)	$(0.31)	$(0.26)

Weighted average common shares outstanding - basic	349,964	349,628	349,539	351,560	358,960
Weighted average common shares outstanding - diluted [2]	349,964	349,628	349,539	351,560	358,960

STATEMENTS OF INCOME SUPPLEMENTAL INFORMATION
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Interest income
Financing receivables	$2,029	$1,956	$1,950	$2,103	$2,117
Interest on mortgage and mezzanine loans	1,451	1,493	1,781	1,973	1,787
Total	$3,480	$3,449	$3,731	$4,076	$3,904

Other operating income
Parking income	$2,179	$2,369	$1,863	$1,958	$2,363
Management fee and miscellaneous income	4,707	4,614	4,526	3,667	2,657
Total	$6,886	$6,983	$6,389	$5,625	$5,020

1Normalizing items primarily include restructuring, severance-related costs and non-routine advisory fees associated with shareholder engagement.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 4,253,989 units were not included.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 10

FFO, Normalized FFO, & FAD [1,2,3]
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Net loss attributable to common stockholders	$(57,738)	$(157,851)	$(44,873)	$(106,846)	$(93,023)
Net loss attributable to common stockholders per diluted share [3]	$(0.17)	$(0.45)	$(0.13)	$(0.31)	$(0.26)

Gain on sales of real estate assets	(76,771)	(20,004)	(2,904)	(32,082)	(39,148)
Impairments of real estate assets	104,362	140,877	10,145	75,423	37,632
Real estate depreciation and amortization	143,187	152,936	155,288	164,656	167,821
Non-controlling loss from operating partnership units	(806)	(2,293)	(599)	(1,422)	(1,372)
Unconsolidated JV depreciation and amortization	6,688	6,706	6,717	5,913	5,378
FFO adjustments	$176,660	$278,222	$168,647	$212,488	$170,311
FFO adjustments per common share - diluted	$0.50	$0.79	$0.48	$0.60	$0.47
FFO	$118,922	$120,371	$123,774	$105,642	$77,288
FFO per common share - diluted	$0.34	$0.34	$0.35	$0.30	$0.21

Transaction costs	125	593	1,011	1,577	719
Lease intangible amortization	(203)	(222)	(228)	(2,348)	(10)
Non-routine legal costs/forfeited earnest money received	9	478	77	306	306
Debt financing costs [4]	3,493	—	—	237	—
Restructuring and severance-related charges	12,046	10,302	502	22,991	6,861
Credit losses and gains (losses) on other assets, net	—	1,471	1,936	4,582	46,600
Merger-related fair value adjustment	10,715	10,580	10,446	10,314	10,184
Unconsolidated JV normalizing items [5]	233	163	204	113	101
Normalized FFO adjustments	$26,418	$23,365	$13,948	$37,772	$64,761
Normalized FFO adjustments per common share - diluted	$0.07	$0.07	$0.04	$0.11	$0.18
Normalized FFO	$145,340	$143,736	$137,722	$143,414	$142,049
Normalized FFO per common share - diluted	$0.41	$0.41	$0.39	$0.40	$0.39

Non-real estate depreciation and amortization	114	207	222	404	276
Non-cash interest amortization, net [6]	1,384	1,130	1,217	1,239	1,319
Rent reserves, net	146	130	94	(369)	(27)
Straight-line rent income, net	(5,899)	(7,045)	(6,844)	(7,051)	(5,771)
Stock-based compensation	3,386	3,887	3,028	3,028	4,064
Unconsolidated JV non-cash items [7]	(463)	(356)	(253)	(277)	(376)
Normalized FFO adjusted for non-cash items	$144,008	$141,689	$135,186	$140,388	$141,534
2nd generation TI	(9,398)	(12,036)	(14,885)	(20,003)	(16,951)
Leasing commissions paid	(7,438)	(5,187)	(11,394)	(11,957)	(10,266)
Building capital	(10,319)	(9,112)	(6,687)	(8,347)	(7,389)
Total maintenance capex	$(27,155)	$(26,335)	$(32,966)	$(40,307)	$(34,606)
FAD	$116,853	$115,354	$102,220	$100,081	$106,928
Quarterly dividends and OP distributions	$85,536	$110,486	$109,840	$110,808	$113,770
FFO wtd avg common shares outstanding - diluted [8]	354,690	354,078	353,522	355,874	363,370

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4Includes loss on debt extinguishment, loss on derivatives, and legal fees related to the amended credit facility.
5Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and transaction costs.
6Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
7Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
8The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 472,119 for the three months ended September 30, 2025. Also includes the diluted impact of 4,253,989 OP units outstanding.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 11

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Acquisitions [1]	$—	$—	$—	$—	$—
Re/development [2]	36,031	42,040	33,436	39,611	44,590
1st generation TI/LC & acquisition capex [3]	24,480	33,369	15,139	14,794	15,677

MAINTENANCE CAPITAL EXPENDITURES FUNDING
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
2nd generation TI	$9,398	$12,036	$14,885	$20,003	$16,951
Leasing commissions paid	7,438	5,187	11,394	11,957	10,266
Building capital	10,319	9,112	6,687	8,347	7,389
	$27,155	$26,335	$32,966	$40,307	$34,606
% of Cash NOI
2nd generation TI	5.1%	6.4%	8.2%	10.6%	8.8%
Leasing commissions paid	4.0%	2.8%	6.3%	6.3%	5.3%
Building capital	5.6%	4.9%	3.7%	4.4%	3.8%
	14.7%	14.1%	18.2%	21.3%	17.9%

LEASING COMMITMENTS [4]
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Renewals
Square feet	682,626	642,797	794,857	783,975	909,844
2nd generation TI/square foot/lease year	$3.13	$1.66	$1.90	$2.20	$1.91
Leasing commissions/square foot/lease year	$1.85	$1.12	$1.48	$1.48	$1.36
Renewal commitments as a % of annual net rent	16.8%	12.2%	13.8%	14.1%	12.2%
WALT (in months) [5]	58.9	37.9	47.7	59.7	50.3

New leases
Square feet	132,079	195,266	172,371	299,950	462,756
2nd generation TI/square foot/lease year	$6.94	$7.12	$6.08	$7.30	$7.18
Leasing commissions/square foot/lease year	$1.90	$2.03	$1.90	$1.82	$1.91
New lease commitments as a % of annual net rent	42.0%	44.6%	40.4%	40.7%	39.9%
WALT (in months) [5]	65.2	63.3	65.9	78.3	94.7

All
Square feet	814,705	838,063	967,228	1,083,925	1,372,600
Leasing commitments as a % of annual net rent	20.0%	22.2%	18.8%	21.9%	24.0%
WALT (in months) [5]	60.0	43.8	51.0	64.8	65.3

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.
2Re/development funding includes capital spend on re/developments, re/development completions and unstabilized properties.
3Acquisition capex includes near-term fundings underwritten as part of recent acquisitions. 1st generation tenant improvements and leasing commissions for re/developments are excluded.
4Reflects leases commencing in the quarter. Excludes recently acquired or disposed properties, re/development completions, construction in progress, land held for development, corporate property, redevelopment properties, unstabilized properties, planned dispositions and assets classified as held for sale.
5WALT = weighted average lease term.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 12

Debt Metrics[1]
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS AS OF SEPTEMBER 30, 2025
	PRINCIPAL BALANCE	BALANCE [1]	MATURITY DATE [2]	MONTHS TO MATURITY [2]	3Q 2025 INTEREST EXPENSE	CONTRACTUAL INTEREST EXPENSE	CONTRACTUAL RATE	EFFECTIVE RATE	FAIR VALUE MERGER ADJUSTED
SENIOR NOTES	$600,000	$592,937	8/1/2026	10	$7,313	$5,250	3.50%	4.94%	Y
	500,000	491,525	7/1/2027	21	5,842	4,688	3.75%	4.76%	Y
	300,000	298,494	1/15/2028	28	2,788	2,719	3.63%	3.85%
	650,000	594,343	2/15/2030	53	7,846	5,038	3.10%	5.30%	Y
	299,500	297,504	3/15/2030	54	1,929	1,797	2.40%	2.72%
	299,785	296,734	3/15/2031	66	1,594	1,536	2.05%	2.25%
	800,000	681,124	3/15/2031	66	8,690	4,000	2.00%	5.13%	Y
	$3,449,285	$3,252,661		42	$36,002	$25,028	2.90%	4.47%
TERM LOANS	$151,375	$151,315	5/31/2027 [3]	20	2,159	2,159	SOFR + 1.04%	5.32%
	121,500	121,420	6/1/2027	20	1,767	1,767	SOFR + 1.04%	5.32%
	268,733	268,651	10/31/2027	25	3,758	3,758	SOFR + 1.04%	5.32%
	200,000	199,576	7/20/2029	45	2,703	2,703	SOFR + 0.94%	5.22%
	300,000	298,941	1/20/2029	39	4,054	4,054	SOFR + 0.94%	5.22%
	$1,041,608	$1,039,903		32	$14,441	$14,441		5.27%
$1.5B CREDIT FACILITY	149,000	149,000	7/25/2030	57	$3,939	$3,939	SOFR + 0.84%	5.00%
MORTGAGES	$44,237	$44,142	various	7	$438	$450	4.04%	4.18%
	$4,684,130	$4,485,706		40	$54,820	$43,858	3.51%	4.67%	$2,550,000
Less cash	(43,345)	(43,345)
Net debt	$4,640,785	$4,442,361
Interest rate swaps					(1,112)	(1,112)
Interest cost capitalization					(3,983)	—
Unsecured credit facility fee & deferred financing costs					1,990	738
Financing right-of-use asset amortization					927	—
					$52,642	$43,484

DEBT MATURITIES SCHEDULE AS OF SEPTEMBER 30, 2025 [2]
	PRINCIPAL PAYMENTS
	BANK LOANS	SENIOR NOTES	MORTGAGE NOTES	TOTAL	WA RATE
2025	$—	$—	$15,333	$15,333	4.24%
2026	—	600,000	28,904	628,904	3.52%
2027	541,608	500,000	—	1,041,608	4.57%
2028	—	300,000	—	300,000	3.63%
2029	500,000	—	—	500,000	5.22%
Thereafter	149,000	2,049,285	—	2,198,285	2.59%
Total	$1,190,608	$3,449,285	$44,237	$4,684,130	3.51%
Net debt (principal)				$4,640,785
Fixed rate debt balance	$1,041,608	$3,449,285	$44,237	$4,535,130
% fixed rate debt, net of cash				97.7%
Company share of JV net debt			$30,887

INTEREST RATE SWAPS
MATURITY	AMOUNT	WA FIXED SOFR RATE
May 2026	$241,608	3.63%
June 2026	150,000	3.83%
December 2026	150,000	3.84%
June 2027	200,000	4.27%
December 2027	300,000	3.93%
As of 9/30/2025	$1,041,608	3.90%
October Activity [3]	(151,375)	4.67%
As of 10/30/2025	$890,233	3.77%

1Balances are reflected net of discounts, fair value adjustments, and deferred financing costs and include premiums.
2Includes extension options.
3On October 7, 2025, the Company repaid its Term Loan due May 2027. In conjunction with this repayment, the Company terminated the associated interest rate swaps.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 13

Debt Covenants & Liquidity
DOLLARS IN THOUSANDS

SELECTED FINANCIAL DEBT COVENANTS YEAR ENDED SEPTEMBER 30, 2025 [1]
	CALCULATION	REQUIREMENT	PER DEBT COVENANTS
Revolving credit facility and term loan
Leverage ratio	Total debt/total capital	Not greater than 60%	39.2%
Secured leverage ratio	Total secured debt/total capital	Not greater than 30%	0.4%
Unencumbered leverage ratio	Unsecured debt/unsecured real estate	Not greater than 60%	42.9%
Fixed charge coverage ratio	EBITDA/fixed charges	Not less than 1.50x	3.3x
Unsecured coverage ratio	Unsecured EBITDA/unsecured interest	Not less than 1.75x	3.2x
Asset investments	Unimproved land, JVs & mortgages/total assets	Not greater than 35%	10.0%

Senior Notes
Incurrence of total debt	Total debt/total assets	Not greater than 60%	38.3%
Incurrence of debt secured by any lien	Secured debt/total assets	Not greater than 40%	0.4%
Maintenance of total unsecured assets	Unencumbered assets/unsecured debt	Not less than 150%	250.5%
Debt service coverage	EBITDA/interest expense	Not less than 1.5x	3.4x

Other
Net debt to adjusted EBITDA [2]	Net debt (debt less cash)/adjusted EBITDA	Not required	5.9x
Run rate net debt to adjusted EBITDA [3]	Proforma net debt (debt less cash)/proforma adjusted EBITDA	Not required	5.8x
Net debt to enterprise value [4]	Net debt/enterprise value	Not required	42.0%

LIQUIDITY SOURCES
Cash	$43,345
Unsecured credit facility availability	$1,351,000
Consolidated unencumbered real estate assets (gross) [5]	$11,031,361

1Does not include all financial and non-financial covenants and restrictions that are required by the Company's various debt agreements. Financial measures include the Company's proportionate share of unconsolidated joint ventures, as applicable.
2Net debt includes the Company's share of unconsolidated JV net debt. See page 27 for a reconciliation of adjusted EBITDA.
3Includes the proforma impact of October dispositions. Net debt also includes $55.7 million of proceeds held in a cash escrow account from a portfolio disposition that closed on September 30, 2025 and was received by the Company on October 1, 2025.
4Based on the closing price of $18.03 on September 30, 2025, and 355,888,405 shares outstanding including outstanding OP units.
5The annualized third quarter unencumbered asset NOI was $695.5 million.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 14

Investment Activity
DOLLARS IN THOUSANDS

DISPOSITION ACTIVITY DETAIL
LOCATION	COUNT	CLOSING	SQUARE FEET	OCCUPIED %	SALE PRICE

Boston, MA	1	2/7/2025	30,304	41%	$4,500
Denver, CO	2	2/14/2025	69,715	54%	8,600
Houston, TX [1]	1	3/20/2025	127,933	35%	15,000
1Q 2025 total	4		227,952	42%	$28,100
Boston, MA	—	4/30/2025	—	—%	486
Boston, MA	1	5/23/2025	33,176	61%	3,000
Jacksonville, FL	1	6/26/2025	53,169	12%	8,100
Yakima, WA	2	6/26/2025	91,561	100%	31,000
Houston, TX	—	6/27/2025	—	—%	10,500
2Q 2025 total	4		177,906	66%	$53,086
South Bend, IN	1	7/15/2025	205,573	77%	43,100
Milwaukee, WI	2	7/29/2025	147,406	100%	42,000
Naples, FL	1	7/29/2025	61,359	81%	19,250
New York, NY	1	7/30/2025	89,893	88%	25,000
Boston, MA	1	8/25/2025	9,010	66%	450
Lakeland, FL	4	8/27/2025	31,158	100%	7,325
Salem, OR	1	8/29/2025	21,026	43%	4,000
Milwaukee, WI	1	9/29/2025	220,747	74%	60,000
Tampa, FL	2	9/30/2025	47,962	100%	22,000
Dallas, TX	4	9/30/2025	448,879	62%	58,800
Chicago, IL	1	9/30/2025	56,531	97%	18,700
Columbus, OH	3	9/30/2025	117,060	100%	33,750
Miami, FL	1	9/30/2025	152,976	95%	62,000
3Q 2025 total	23		1,609,580	80%	$396,375

Total 2025 disposition activity	31		2,015,438	74%	$477,561

Average cap rate [2]					6.5%
					.
Subsequent Disposition Activity
New Haven, CT	—	10/16/2025	—	—%	725
Des Moines, IA	1	10/29/2025	152,655	79%	7,225

1The Company provided seller financing of approximately $5.4 million in connection with this sale.
2Cap rate represents the in-place cash NOI divided by sales price. Cap rate includes subsequent disposition activity.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 15

Joint Ventures [1]
DOLLARS IN THOUSANDS

PORTFOLIOS
	WA OWNERSHIP INTEREST			3Q 2025
JOINT VENTURE		# OF PROPERTIES	SQUARE FEET	OCCUPANCY	NOI	NOI AT SHARE	SAME STORE NOI AT SHARE
Nuveen	41%	28	1,526,776	88%	$7,598	$2,950	$2,383
CBRE	20%	4	283,880	59%	1,168	234	183
KKR	20%	23	1,719,557	96%	12,971	2,594	—
Other [2]	58%	10	723,632	89%	4,924	2,603	1,785
Total		65	4,253,845	90%	$26,661	$8,381	$4,351

BALANCE SHEET
JOINT VENTURE	REAL ESTATE INVESTMENT [3]	DEBT [3]	DEBT AT SHARE	INTEREST RATE
Nuveen	$608,772	$71,879	$14,376	5.9%
CBRE	134,224	—	—	—
KKR	740,963	—	—	—
Other [2]	340,556	68,313	27,325	5.3%
Total	$1,824,515	$140,192	$41,701	5.6%
Net debt at JV share			$30,887

1Excludes completed dispositions, assets held for sale and construction in progress.
2Ownership percentages are weighted based on investment.
3Represents 100% of the real estate assets and debt of the joint ventures.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 16

Re/development Activity
DOLLARS IN THOUSANDS

DEVELOPMENTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE
Raleigh, NC	UNC REX Health	122,991	51%	$58,000	$10,081
Fort Worth, TX [1]	Baylor Scott & White	101,279	72%	48,200	5,568
Total development		224,270	60%	$106,200	$15,649
Projected stabilized yield - 7.0%-8.5%
Estimated stabilization period post completion - 12 - 36 months

REDEVELOPMENTS
MARKET	COUNT	SQUARE FEET	PROJECT SQUARE FEET	PROJECT LEASED %	BUDGET	COST TO COMPLETE
Charlotte, NC	2	169,135	101,486	96%	$35,050	$5,949
Houston, TX	2	314,861	152,172	35%	30,000	5,144
White Plains, NY	1	65,851	44,634	85%	23,900	5,671
Charlotte, NC	1	122,388	83,581	21%	19,200	19,079
Washington, DC	1	57,323	24,034	82%	15,200	1,761
Seattle, WA	1	78,288	34,916	—%	13,600	13,551
Raleigh, NC	1	40,400	40,400	100%	10,800	8,264
Port St. Lucie, FL	1	31,466	31,466	—%	9,400	9,305
Dallas, TX	1	126,121	22,152	100%	8,600	8,600
Denver, CO	1	55,978	28,832	—%	7,300	7,247
Other	6	807,240	629,416	46%	87,400	72,248
Total redevelopment	18	1,869,051	1,193,089	49%	$260,450	$156,819
Projected stabilized yield - 9.0%-12.0%
Estimated stabilization period post completion - 12 - 36 months

LAND
MARKET	COUNT	ACREAGE	INVESTMENT TO DATE
White Plains, NY	1	3.1	$3,424
Atlanta, GA	1	2.5	2,584
Nashville, TN	1	2.7	2,018
Round Rock, TX	1	6.3	6,680
Nashville, TN	1	0.4	4,650
Other	14	Various	37,847
Total	19		$57,203

1Development converted to an operating property to coincide with lease commencements in Q3 2025.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 17

Portfolio [1,2]
DOLLARS IN THOUSANDS

MARKETS
		COUNT	SQUARE FEET						WHOLLY OWNED
MARKET	MSA RANK		MOB	INPATIENT	OFFICE	WHOLLY OWNED	JOINT VENTURES	TOTAL	% OF NOI	CUMULATIVE % OF NOI
Dallas, TX	4	47	2,527,868	146,519	199,800	2,874,187	581,096	3,455,283	9.8%	9.8%
Seattle, WA	15	29	1,324,047			1,324,047	257,121	1,581,168	7.0%	16.8%
Charlotte, NC	21	31	1,698,667			1,698,667		1,698,667	5.6%	22.4%
Houston, TX	5	27	1,747,673	67,500		1,815,173	249,158	2,064,331	5.0%	27.4%
Denver, CO	19	29	1,349,450			1,349,450	306,949	1,656,399	4.8%	32.2%
Atlanta, GA	6	25	1,222,606			1,222,606	96,108	1,318,714	4.2%	36.4%
Boston, MA	11	14	729,103			729,103		729,103	4.1%	40.5%
Los Angeles, CA	2	27	787,715	63,000		850,715	786,520	1,637,235	4.1%	44.6%
Raleigh, NC	41	27	978,218			978,218	198,485	1,176,703	3.4%	48.0%
Phoenix, AZ	10	34	1,327,845			1,327,845	101,086	1,428,931	3.2%	51.2%
Nashville, TN	35	13	1,134,891		108,691	1,243,582	106,981	1,350,563	3.1%	54.3%
Indianapolis, IN	33	37	996,511	61,398		1,057,909	357,915	1,415,824	2.9%	57.2%
Tampa, FL	17	17	828,117			828,117		828,117	2.7%	59.9%
Washington, DC	7	9	692,107			692,107		692,107	2.5%	62.4%
Austin, TX	25	12	657,575			657,575	129,879	787,454	2.5%	64.9%
Miami, FL	8	14	828,430			828,430	52,178	880,608	2.4%	67.3%
San Francisco, CA	13	9	449,706			449,706	110,865	560,571	2.3%	69.6%
Orlando, FL	20	7	359,477	56,998		416,475		416,475	2.2%	71.8%
New York, NY	1	14	557,111			557,111	57,411	614,522	2.1%	73.9%
Colorado Springs, CO	79	13	594,497			594,497	51,466	645,963	1.9%	75.8%
Other (32 Market)		144	6,391,918	538,392	895,708	7,826,018	810,627	8,636,645	24.2%	100.0%
Total		579	27,183,532	933,807	1,204,199	29,321,538	4,253,845	33,575,383	100.0%
Number of properties			494	15	5	514	65	579
% of square feet			92.7%	3.2%	4.1%	100.0%
% multi-tenant			87.2%	6.9%	74.3%	84.1%
Investment			$9,393,540	$434,718	$319,598	$10,147,856
Quarterly cash NOI [2]			$145,521	$8,465	$4,992	$158,978
% of cash NOI			91.6%	5.3%	3.1%	100.0%

BY OWNERSHIP AND TENANT TYPE
	WHOLLY OWNED		JOINT VENTURES
	MULTI-TENANT	SINGLE-TENANT	MULTI-TENANT	SINGLE-TENANT	TOTAL
Number of properties	411	103	49	16	579
Square feet	24,665,616	4,655,922	3,523,829	730,016	33,575,383
% of square feet	73.4%	13.9%	10.5%	2.2%	100.0%
Investment [2]	$8,157,553	$1,990,303	$508,549	$115,225	$10,771,630
Quarterly cash NOI [2]	$125,532	$33,446	$6,498	$1,884	$167,359
% of cash NOI	75.0%	20.0%	3.9%	1.1%	100.0%

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes assets held for sale, land held for development, construction in progress and corporate property.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 18

Health Systems [1,2]

MOB PORTFOLIO
			BUILDING SQUARE FEET			# OF BLDGS		LEASED BY HEALTH SYSTEM	% OF LEASED SF	# OF LEASES
HEALTH SYSTEM	SYSTEM RANK [3]	CREDIT RATING	ON/ADJACENT [4]	OFF-CAMPUS AFFILIATED [5]	TOTAL		% OF NOI
HCA	1	BBB-/Baa3	2,094,979	769,842	2,864,821	42	9.6%	813,687	2.9%	133
Baylor Scott & White	21	AA-/Aa2	2,146,334	66,376	2,212,710	25	6.7%	1,081,516	3.9%	155
CommonSpirit	4	A-/A3	1,442,804	535,300	1,978,104	37	6.7%	720,465	2.6%	128
Ascension Health	3	AA/Aa2	1,631,390	97,551	1,728,941	18	4.4%	744,757	2.7%	107
Advocate Health	14	AA/Aa3	751,636	240,910	992,546	17	3.8%	869,101	3.1%	87
Wellstar Health System	75	A+/A2	918,394	—	918,394	18	3.2%	611,572	2.2%	83
UW Medicine (Seattle)	91	AA+/Aa1	461,363	169,709	631,072	10	3.0%	294,971	1.1%	32
Providence Health & Services	5	A/A3	602,834	31,601	634,435	12	2.7%	248,611	0.9%	46
AdventHealth	11	AA/Aa2	640,215	118,585	758,800	12	2.6%	393,923	1.4%	99
MultiCare Health System	82	A/--	492,623	—	492,623	8	2.5%	255,111	0.9%	33
Indiana University Health	26	AA/Aa2	416,978	269,320	686,298	10	2.1%	387,649	1.4%	51
Tenet Healthcare Corporation	6	BB-/Ba3	648,066	235,399	883,465	16	2.0%	146,482	0.5%	28
Tufts Medicine	None	BBB-/Aa3	252,087	—	252,087	2	1.9%	260,784	0.9%	5
Cedars-Sinai Health Systems	51	AA-/Aa3	199,701	90,607	290,308	5	1.8%	96,614	0.3%	22
WakeMed	185	--/A2	374,207	101,597	475,804	13	1.7%	149,676	0.5%	22
Banner Health	24	AA-/--	749,075	31,039	780,114	24	1.6%	118,225	0.4%	32
Sutter Health	12	A+/A1	175,591	96,987	272,578	4	1.5%	121,481	0.4%	25
Hawaii Pacific Health	181	--/A1	173,502	124,925	298,427	3	1.4%	104,915	0.4%	41
MemorialCare Health Systems	133	AA-/--	353,541	48,759	402,300	5	1.4%	8,877	—%	4
Novant Health	42	A+/A1	473,471	138,035	611,506	10	1.4%	162,943	0.6%	24
MedStar Health	45	A/A2	326,129	—	326,129	4	1.3%	203,501	0.7%	65
Other (61 Credit Rated)			6,483,390	2,848,694	9,332,084	182	28.8%	4,489,641	16.2%
Subtotal - credit rated [6]			21,808,310	6,015,236	27,823,546	477	92.1%	12,284,502	44.0%
Other non-credit rated [7]			691,812	380,385	1,072,197	21	2.5%	421,597	1.5%
Off-campus non-affiliated [8]			—	2,315,558	2,315,558	54	5.4%	—	—%
Total			22,500,122	8,711,179	31,211,301	552	100.0%	12,706,099	45.5%
Joint ventures			2,823,464	1,204,305	4,027,769
Wholly-owned			19,676,658	7,506,874	27,183,532

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes construction in progress and assets classified as held for sale.
3Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6Based on square footage, 96% is associated and 42% is leased by an investment-grade rated healthcare provider.
7Includes 21 properties associated with hospital systems that are not credit rated. Prospect Medical leases approximately 81,000 square feet and represent 0.3% of the total company rental income.
8Includes off-campus buildings that are not 20% or more leased by a health system and are more than two miles from a hospital campus.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 19

MOB Proximity to Hospital [1,2,3]

MOB BY LOCATION
	# OF PROPERTIES	SQUARE FEET	TOTAL	% GROUND LEASED
On campus	218	16,550,092	53.0%	69.6%
Adjacent to campus [4]	137	5,950,030	19.1%	14.1%
Total on/adjacent	355	22,500,122	72.1%	54.9%
Off campus - affiliated [5]	143	6,395,621	20.5%	15.0%
Off campus	54	2,315,558	7.4%	9.2%
	552	31,211,301	100.0%	43.4%
Wholly-owned	494	27,183,532
Joint ventures	58	4,027,769

MOB BY CLUSTER [6]
	TOTAL			HOSPITAL CENTRIC [7]
	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET
Clustered	420	23,430,071	75.1%	344	20,383,109	77.3%
Non-clustered	132	7,781,230	24.9%	89	5,988,551	22.7%
Total	552	31,211,301	100.0%	433	26,371,660	100.0%

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes joint venture properties and excludes construction in progress and assets classified as held for sale.
3Proximity to hospital campus includes acute care hospitals with inpatient beds. The Company does not consider inpatient rehab hospitals (IRFs), skilled nursing facilities (SNFs) or long-term acute care hospitals (LTACHs) to be hospital campuses for distance calculations.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6A cluster is defined as at least two properties within a geographic radius of two miles. The Company believes clusters provide operational efficiencies and greater local leasing knowledge that accelerate NOI growth.
7Includes buildings that are located within two miles of a hospital campus.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 20

Lease Maturity & Occupancy [1,2]

LEASE MATURITY SCHEDULE
	SQUARE FEET						# OF WHOLLY-OWNED LEASES
	WHOLLY-OWNED AND JOINT VENTURE
	MULTI-TENANT [3]	SINGLE-TENANT	TOTAL	% OF TOTAL	JOINT VENTURES	WHOLLY-OWNED
Month-to-month	313,372	90,893	404,265	1.3%	47,730	356,535	99
4Q 2025	874,006	104,421	978,427	3.3%	65,791	912,636	254
2026	3,729,510	324,771	4,054,281	13.5%	277,255	3,777,026	1,082
2027	3,647,669	1,098,726	4,746,395	15.8%	494,913	4,251,482	947
2028	3,080,729	585,199	3,665,928	12.2%	269,254	3,396,674	873
2029	2,960,448	715,648	3,676,096	12.2%	588,597	3,087,499	700
2030	2,520,336	540,536	3,060,872	10.2%	350,584	2,710,288	586
2031	1,471,033	369,883	1,840,916	6.1%	249,495	1,591,421	324
2032	1,872,555	356,727	2,229,282	7.4%	356,388	1,872,894	308
2033	869,718	52,813	922,531	3.1%	205,524	717,007	192
2034	1,152,042	142,581	1,294,623	4.3%	256,739	1,037,884	197
Thereafter	2,152,782	995,090	3,147,872	10.6%	645,508	2,502,364	415
Total occupied	24,644,200	5,377,288	30,021,488	89.4%	3,807,778	26,213,710	5,977
Total building	28,189,445	5,385,938	33,575,383		4,253,845	29,321,538
Occupancy	87.4%	99.8%	89.4%		89.5%	89.4%
WALTR (months) [4]	50.7	69.4	54.1			51.6
WALT (months) [4]	92.0	144.2	116.0			100.6

QUARTERLY LEASING ACTIVITY [5]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET
Occupied square feet, beginning of period	—	26,626,739	—	5,574,496		32,201,235
Dispositions and assets held for sale	—	(2,038,641)	—	(191,504)		(2,230,145)
Expirations and early vacates	(1,026,737)	—	(58,061)	—	(1,084,798)
Renewals, amendments, and extensions	701,789	—	52,357	—	754,146
New lease commencements	381,050	—	—	—	381,050
Absorption		56,102		(5,704)		50,398
Occupied square feet, end of period		24,644,200		5,377,288		30,021,488

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes land held for development, construction in progress, corporate property and assets classified as held for sale, unless noted otherwise.
3The average lease size in the wholly-owned multi-tenant portfolio is 3,761 square feet.
4WALTR = weighted average lease term remaining; WALT = weighted average lease term.
5Excludes month-to-month activity until such time that a term renewal is signed, or the tenant vacates.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 21

Leasing Statistics [1,2]

SAME STORE RENEWALS [2]
	3Q 2025	YTD 2025

Cash leasing spreads	3.9%	3.0%

Cash leasing spreads distribution
< 0% spread	7.8%	7.8%
0-3% spread	9.0%	15.0%
3-4% spread	63.5%	54.4%
> 4% spread	19.7%	22.8%
Total	100.0%	100.0%

Tenant retention rate	88.6%	83.1%

AVERAGE IN-PLACE CONTRACTUAL INCREASES [3]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT
Same store [2]	2.96%	71.5%	2.48%	16.2%	2.87%	87.7%
Acquisitions	2.81%	6.1%	2.64%	1.7%	2.78%	7.8%
Other [4]	2.80%	4.2%	3.00%	0.3%	2.81%	4.5%
Total	2.94%	81.8%	2.50%	18.2%	2.86%	100.0%
Escalator type
Fixed	2.95%	98.1%	2.56%	86.9%	2.88%	96.0%
CPI	2.55%	1.9%	2.16%	13.1%	2.31%	4.0%

SAME STORE TYPE AND OWNERSHIP STRUCTURE [2]
	MULTI-TENANT	SINGLE-TENANT	TOTAL
Tenant type
Hospital	48.6%	54.7%	49.6%
Physician and other	51.4%	45.3%	50.4%

Lease structure
Gross	8.8%	1.4%	7.4%
Modified gross	33.3%	9.1%	29.0%
Net	57.9%	65.5%	59.3%
Absolute net [5]	—%	24.0%	4.3%

Ownership type
Ground lease	46.2%	35.3%	44.4%
Fee simple	53.8%	64.7%	55.6%

# OF LEASES BY SIZE [6]
LEASED SQUARE FEET	# OF LEASES	WALT	WALTR
0 - 2,500	3,228	71.8	37.8
2,501 - 5,000	1,442	80.4	42.7
5,001 - 7,500	498	90.7	46.2
7,501 - 10,000	280	99.9	53.1
10,001 +	529	120.9	60.7
Total Leases	5,977	100.6	51.6

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes leases with lease terms of one year or less.
4Includes re/development properties, re/development completion, and joint ventures.
5Tenants are typically responsible for operating expenses and capital obligations.
6Excludes joint ventures, land held for development, construction in progress, corporate property and assets classified as held for sale.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 22

Same Store [1,2]
DOLLARS IN THOUSANDS

TOTAL CASH NOI
	% of Total NOI	3Q 2025
Multi-tenant	65%	$120,762
Single-tenant	18%	32,815
Joint venture	2%	4,351
Same store	85%	$157,928
Developments	—%	84
Development completions	—%	799
Redevelopment	3%	5,039
Redevelopment completions	—%	348
Wholly-owned and joint venture acquisitions	2%	3,160
Completed dispositions & assets held for sale	10%	17,055
Total cash NOI	100%	$184,413

PORTFOLIO OCCUPANCY AND ABSORPTION
			OCCUPANCY %			ABSORPTION (square feet in thousands)
	COUNT	SQUARE FEET	3Q 2025	2Q 2025	3Q 2024	SEQUENTIAL	Y-O-Y
Multi-tenant	393	22,798,612	89.5%	88.9%	88.6%	134	224
Single-tenant	99	4,358,728	99.9%	100.0%	98.7%	(6)	50
Joint venture	30	1,672,923	90.3%	88.9%	90.0%	—	—
Same store	522	28,830,263	91.1%	90.6%	90.2%	128	274
Wholly owned and joint venture acquisitions	30	2,192,560	95.1%	94.4%	94.4%	15	30
Total stabilized portfolio	552	31,022,823	91.4%	91.0%	88.1%	—	—
Developments	2	224,270	34.3%	45.1%	—%	21	77
Development completions	2	107,247	82.1%	82.1%	100.0%	—	82
Redevelopments [3]	18	1,869,051	66.9%	73.4%	72.9%	(121)	(112)
Redevelopment completions	5	351,992	70.3%	67.9%	69.9%	7	—
Total portfolio including re/developments	579	33,575,383	89.4%	89.3%	89.1%	50	351
Joint ventures	65	4,253,845	89.5%	88.3%	89.8%	—	—
Total wholly-owned	514	29,321,538	89.4%	89.5%	89.1%	50	351

Multi-tenant	460	28,189,445	87.4%	87.4%	87.3%	54	845

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Includes the entire building under redevelopment.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 23

Same Store [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

SAME STORE CASH NOI
	TOTAL
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024	YTD 2025	YTD 2024
Base revenue	$188,458	$186,339	$183,807	$182,047	$180,830	$558,604	$538,127
Op. exp. recoveries	58,700	55,791	56,711	56,591	56,671	171,202	164,159
Revenues	$247,158	$242,130	$240,518	$238,638	$237,501	$729,806	$702,286
Expenses	89,230	85,258	87,686	86,622	87,680	262,174	255,027
Cash NOI	$157,928	$156,872	$152,832	$152,016	$149,821	$467,632	$447,259
Revenue per occ SF [4]	$37.72	$37.10	$36.92	$36.68	$36.65	$37.23	$36.27
Margin	63.9%	64.8%	63.5%	63.7%	63.1%	64.1%	63.7%
Period end occupancy	91.1%	90.7%	90.4%	90.4%	90.2%	91.1%	90.2%
Number of properties	522	522	522	522	522	522	522

Year-Over-Year Change
Revenues	4.1%					3.9%
Base revenue	4.2%					3.8%
Exp recoveries	3.6%					4.3%
Expenses	1.8%					2.8%
Cash NOI	5.4%					4.6%

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes recently acquired or disposed properties, re/development completions, construction in progress, land held for development, corporate property, re/development properties. and assets classified as held for sale.
4Revenue per occ SF is calculated by dividing revenue by the average of the occupied SF for the period provided. Quarterly revenue per occ SF is annualized.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 24

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

BOTTOM UP RECONCILIATION
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Net loss	($58,544)	($160,144)	($45,389)	($108,212)	($94,535)
Other expense (income)	83,116	175,898	63,893	107,448	105,657
General and administrative expense	21,771	23,482	13,530	34,208	20,124
Depreciation and amortization expense	137,841	147,749	150,969	160,330	163,226
Other expenses [2]	7,290	7,821	7,564	7,059	6,434
Straight-line rent expense	842	859	865	917	965
Straight-line rent revenue	(6,741)	(7,904)	(7,709)	(9,061)	(6,736)
Other revenue [3]	(9,542)	(9,345)	(9,907)	(11,194)	(8,334)
Joint venture property cash NOI	8,380	8,225	8,282	7,280	6,477
Cash NOI	$184,413	$186,641	$182,098	$188,775	$193,278
Developments	(84)	74	64	69	—
Development completions	(799)	(788)	(854)	(276)	12
Redevelopment	(5,039)	(5,805)	(5,650)	(6,082)	(5,806)
Redevelopment completions	(348)	(348)	(95)	(252)	(1,168)
Wholly owned and joint venture acquisitions	(3,160)	(3,072)	(3,065)	(2,441)	(1,531)
Completed dispositions & assets held for sale	(17,055)	(19,830)	(19,666)	(27,777)	(34,964)
Same store cash NOI	$157,928	$156,872	$152,832	$152,016	$149,821
Same store joint venture properties	(4,351)	(4,406)	(4,400)	(4,547)	(4,513)
Same store excluding JVs	$153,577	$152,466	$148,432	$147,469	$145,308

TOP DOWN RECONCILIATION
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Rental income before rent concessions	$292,965	$292,859	$294,543	$305,229	$310,080
Rent concessions	(5,566)	(5,789)	(5,686)	(5,164)	(3,581)
Rental income	$287,399	$287,070	$288,857	$300,065	$306,499
Parking income	2,179	2,368	1,863	1,958	2,363
Interest from financing receivable, net	2,029	1,956	1,950	2,103	2,117
Exclude straight-line rent revenue	(6,741)	(7,904)	(7,709)	(9,061)	(6,736)
Exclude other non-cash revenue [4]	(3,922)	(3,593)	(4,051)	(5,697)	(4,149)
Cash revenue	$280,944	$279,897	$280,910	$289,368	$300,094
Property operating expense	(113,456)	(109,924)	(114,963)	(114,415)	(120,232)
Exclude non-cash expenses [5]	8,545	8,443	7,869	6,542	6,939
Joint venture property cash NOI	8,380	8,225	8,282	7,280	6,477
Cash NOI	$184,413	$186,641	$182,098	$188,775	$193,278
Developments	(84)	74	64	69	—
Development completions	(799)	(788)	(854)	(276)	12
Redevelopment	(5,039)	(5,805)	(5,650)	(6,082)	(5,806)
Redevelopment completions	(348)	(348)	(95)	(252)	(1,168)
Wholly owned and joint venture acquisitions	(3,160)	(3,072)	(3,065)	(2,441)	(1,531)
Completed dispositions & assets held for sale	(17,055)	(19,830)	(19,666)	(27,777)	(34,964)
Same store cash NOI	$157,928	$156,872	$152,832	$152,016	$149,821
Same store joint venture properties	(4,351)	(4,406)	(4,400)	(4,547)	(4,513)
Same store excluding JVs	$153,577	$152,466	$148,432	$147,469	$145,308

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes transaction costs, merger-related costs, rent reserves, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables, and ground lease straight-line rent.
3Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principal related to investment in financing receivable, and tenant improvement overage amortization.
4Includes above and below market intangibles, lease inducements, lease termination fees, deferred financing cost amortization, financing receivable, and TI amortization.
5Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 25

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF NOI TO FFO AND NORMALIZED FFO
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Cash NOI	$184,413	$186,641	$182,098	$188,775	$193,278
General and administrative expense	(21,771)	(23,482)	(13,530)	(34,208)	(20,124)
Straight-line rent revenue	6,741	7,904	7,709	9,061	6,736
Interest and other income (expense), net	(2,884)	(366)	95	(154)	(132)
Management fees and other income	4,707	4,614	4,525	3,667	2,658
Note receivable interest income	1,451	1,492	1,781	1,973	1,787
Other non-cash revenue [2]	3,385	3,239	3,601	5,554	3,891
Other non-cash expenses [3]	(8,007)	(8,087)	(7,418)	(6,400)	(6,687)
Non-real estate impairment	—	(1,471)	—	(1,600)	(46,762)
Restructuring and severance-related costs	9,010	7,060	114	19,288	—
Income taxes	372	297	310	657	448
Unconsolidated JV adjustments	(1,031)	(683)	(1,155)	(720)	(401)
Debt Covenant EBITDA	$176,386	$177,158	$178,130	$185,893	$134,692
Interest expense	(52,642)	(53,346)	(54,812)	(58,265)	(60,649)
Transaction costs	(125)	(593)	(1,011)	(1,577)	(719)
Leasing commission amortization [4]	6,519	6,404	5,621	5,744	5,827
Non-real estate depreciation and amortization	(1,173)	(1,217)	(1,301)	(1,418)	(1,232)
(Loss) gain on non-real estate assets	—	—	(1,936)	(4,075)	162
Non-controlling interest	—	—	(83)	(56)	139
Restructuring and severance-related costs	(9,010)	(7,060)	(114)	(19,288)	—
Income taxes	(372)	(297)	(310)	(657)	(448)
Loss on extinguishment of debt	(286)	—	—	(237)	—
Unconsolidated JV adjustments	(375)	(678)	(410)	(422)	(484)
FFO	$118,922	$120,371	$123,774	$105,642	$77,288
Transaction costs	125	593	1,011	1,577	719
Lease intangible amortization	(203)	(222)	(228)	(2,348)	(10)
Significant non-recurring legal fees/forfeited earnest money received	9	478	77	306	306
Debt financing costs [5]	3,493	—	—	237	—
Restructuring and severance-related costs	12,046	10,302	502	22,991	6,861
Merger-related fair value adjustment	10,715	10,580	10,446	10,314	10,184
Credit losses and gains on other assets, net	—	1,471	1,936	4,582	46,600
Unconsolidated JV normalizing items	233	163	204	113	101
Normalized FFO	$145,340	$143,736	$137,722	$143,414	$142,049

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes above and below market lease intangibles, interest income related to sales-type leases, lease inducements, lease termination fees, deferred financing cost amortization, and principal related to investment in financing receivable and TI amortization.
3Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.
4Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
5Includes loss on debt extinguishment, loss on derivatives, and legal fees related to the amended credit facility.

HEALTHCARE REALTY	Return to Table of Contents	3Q 2025 SUPPLEMENTAL INFORMATION 26

EBITDA Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF EBITDA
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Net loss	($58,544)	($160,144)	($45,389)	($108,212)	($94,535)
Interest expense	52,642	53,346	54,812	58,265	60,649
Income taxes	372	297	310	657	448
Depreciation and amortization	137,841	147,749	150,968	160,330	163,226
Unconsolidated JV depreciation, amortization, and interest	7,063	7,384	7,128	6,336	5,863
EBITDA	$139,374	$48,632	$167,829	$117,376	$135,651
Transaction costs	125	593	1,011	1,577	719
Gain on sales of assets	(76,771)	(20,004)	(2,904)	(32,082)	(39,310)
Impairments on real estate assets	104,362	140,877	12,080	79,497	37,632
Restructuring and severance-related costs	9,010	7,060	114	19,288	—
Loss on extinguishment of debt	286	—	—	237	—
Debt Covenant EBITDA	$176,386	$177,158	$178,130	$185,893	$134,692
Leasing commission amortization [2]	6,520	6,404	5,621	5,744	5,827
Lease intangibles, franchise taxes and prepaid ground amortization	(111)	578	520	(3,596)	692
Timing impact [3]	558	4,129	4,176	(2,125)	(1,511)
Stock based compensation	3,386	3,887	3,028	3,028	7,908
Allowance for credit losses	—	1,471	—	1,600	46,762
Rent reserves, net	146	130	94	(369)	(27)
Debt financing costs [4]	3,207	—	—	—	—
Unconsolidated JV adjustments	425	163	204	113	101
Adjusted EBITDA	$190,517	$193,920	$191,773	$190,288	$194,444
Annualized Adjusted EBITDA	$762,068	$775,680	$767,092	$761,152	$777,776

RECONCILIATION OF NET DEBT
Debt	$4,485,706	$4,694,391	$4,732,618	$4,662,771	$4,957,796
Share of unconsolidated net debt	30,887	32,437	29,908	31,455	30,054
Cash	(43,345)	(25,507)	(25,722)	(68,916)	(22,801)
Net debt	$4,473,248	$4,701,321	$4,736,804	$4,625,310	$4,965,049

Net debt to adjusted EBITDA [5]	5.9x	6.1x	6.2x	6.1x	6.4x

Run rate net debt to adjusted EBITDA [6]	5.8x

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
3Timing adjustments to represent a full quarter impact of acquisitions and dispositions. Properties contributed into a joint venture are adjusted at the Company's share. Timing adjustments also include non-recurring impacts due to one-time items recognized in the quarter.
4Includes loss on derivatives and legal fees related to the amended credit facility.
5Beginning in 2Q 2025, the Company began utilizing the carrying value of its debt in the calculation of net debt for purposes of reporting leverage metrics. Prior periods have been adjusted to align with this definition.
6Includes the proforma impact of October dispositions. Net debt also includes $55.7 million of proceeds held in a cash escrow account from a portfolio disposition that closed on September 30, 2025 and was received by the Company on October 1, 2025.

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Components of Net Asset Value [1]
DOLLARS IN THOUSANDS

CASH NOI
3Q 2025
Same store [2]	$157,928
Acquisition & Re/development Completions	4,307
Total	$162,235
Other adjustments [3]	4,126
Total Cash NOI	$166,361

DEVELOPMENT & REDEVELOPMENT PROPERTIES
			PROJECTED STABILIZED ANNUAL CASH NOI [4]
	COST TO COMPLETE	BUDGET	LOW	HIGH
Developments	$15,649	$106,200	$7,000	$8,000
Redevelopments [5]	156,819	260,450	37,000	40,000
	$172,468	$366,650	$44,000	$48,000

LAND HELD FOR DEVELOPMENT, CASH, & OTHER ASSETS
Land held for development	$57,203
Disposition pipeline [6]	764,325
Unstabilized properties [7]	202,667
Cash and other assets [8]	449,295
$1,473,490

DEBT
Unsecured credit facility	$149,000
Unsecured term loans	1,041,608
Senior notes	3,449,285
Mortgage notes payable	44,237
Company share of joint venture net debt	30,887
Other liabilities [9]	300,871
$5,015,888

TOTAL SHARES OUTSTANDING
As of September 30, 2025 [10]	355,888,405

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2See Same Store schedule on pages 23-24 for details on Same Store NOI.
3Other adjustments include adjustments for management fee income of $4.6 million, offset by $0.4 million of positive NOI for unstabilized properties, which are shown in other assets.
4Represents total building projected stabilized NOI for properties in development and redevelopment at project stabilization.
5Estimated total cost includes only the incremental capital to complete the redevelopment.
6Includes 43 properties identified as assets held for sale that is excluded from Same Store Cash NOI and reflects expected sales price.
7Includes 26 properties at their gross book value. These properties were comprised of 0.9 million square feet that generated positive NOI of $0.4 million.
8Includes cash of $43.5 million, notes receivable of $84.1 million, prepaid assets of $192.8 million, accounts receivable of $36.0 million, and prepaid ground leases of $19.2 million. Also includes $55.7 million of proceeds held in a cash escrow account from a portfolio disposition that closed on September 30, 2025 and was received by the Company on October 1, 2025. In addition, it includes the Company's occupied portion of its corporate headquarters in Nashville of $18.0 million.
9Includes only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $187.3 million, security deposits of $33.0 million, financing right of use liabilities of $73.3 million, and deferred operating expense reimbursements of $7.3 million.
10Total shares outstanding include OP units.

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2025 Guidance
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	2025 GUIDANCE
	PRIOR		CURRENT		ACTUAL
	LOW	HIGH	LOW	HIGH	YTD 2025	3Q 2025
OPERATING METRICS
Year-end same store net absorption (bps)	75	125	75	125	77	44
Same store cash NOI growth	3.25%	4.00%	4.00%	4.75%	4.6%	5.4%
Same store cash leasing spreads	2.0%	3.0%	2.0%	3.0%	3.0%	3.9%
Same store lease retention rate	80.0%	85.0%	80.0%	85.0%	83.1%	88.6%
Normalized G&A	$48,000	$52,000	$46,000	$49,000	$35,933	$9,725

CAPITAL FUNDING
Asset sales and JV contributions	$800,000	$1,000,000	$800,000	$1,000,000	$485,511	$396,375
Re/development	105,000	125,000	140,000	150,000	111,507	36,031
1st generation TI and acq. capex	85,000	95,000	85,000	95,000	72,988	24,480
Total maintenance capex	115,000	135,000	115,000	135,000	86,456	27,155

CASH YIELD
Dispositions	6.8%	7.3%	6.5%	7.0%	6.5%

EARNINGS AND LEVERAGE
Earnings per share	$(0.78)	$(0.73)	$(0.86)	$(0.81)	$(0.75)	$(0.17)
Normalized FFO per share	$1.57	$1.61	$1.59	$1.61	$1.20	$0.41
Net debt to adjusted EBITDA [1]	5.4x	5.7x	5.4x	5.7x	5.8x	5.8x

1Includes the proforma impact of October dispositions. Net debt also includes $55.7 million of proceeds held in a cash escrow account from a portfolio disposition that closed on September 30, 2025 and was received by the Company on October 1, 2025.

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